UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2004

FRONTIER ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)
____________________

Nevada (State or other Jurisdiction of Incorporation or organization)	033-05384 (Commission File Number)	87-0443026 (IRS Employer I.D. No.)
___________________________

7045 Wild Wave Drive
Las Vegas, Nevada 89131
(702) 839-0724
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

Item 4.01. Changes in Registrant's Certifying Accountant.

On March 5, 2004, the Registrant engaged De Joya & Company of Las Vegas, Nevada, as its new independent accountant for the Registrant to audit the Registrant’s financial statements beginning with the fiscal year ending December 31, 2003. During the Registrant’s two most recent fiscal years and any subsequent interim periods prior to engaging the new accountant, neither the Registrant nor any one on the Registrant’s behalf consulted with the new accountant on any matters specified in Item 304 (a) (2) of Regulation S-B.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

FRONTIER ENERGY CORPORATION

/s/ Robert Genesi
Dated: January 11, 2006                 By:_________________________________
                     Robert Genesi
                     President